     CONTACTS: Media Inquiries               Lin Cummins
          (248) 435-7112
     linda.cummins@arvinmeritor.com

          Investor Inquiries
               Terry Huch

          (248) 435-9426

     terry.huch@arvinmeritor.com

ARVINMERITOR DIVESTS OWNERSHIP STAKES IN TWO LIGHT VEHICLE SYSTEMS CHASSIS BUSINESSES

TROY, Mich., (Jun. 24, 2009) – ArvinMeritor, Inc. (NYSE: ARM) today announced that it has reached agreements to divest its entire ownership stakes in two joint ventures in its light vehicle Chassis business. Together, these transactions will result in the divestiture of 45 percent of the Chassis Systems business (as measured by 2008 sales).

The company entered into a binding letter of intent to sell its 57 percent stake in Meritor Suspension Systems Company (“MSSC”), a joint venture that manufactures and sells automotive coil springs, torsion bars and stabilizer bars in North America, to its joint venture partner, a subsidiary of Mitsubishi Steel Mfg. Co., LTD (MSM). The transaction is expected to close in the coming months, after receiving necessary regulatory clearances.

ArvinMeritor also announced that, earlier this month, it completed the sale of its 51 percent stake in Gabriel de Venezuela, which manufactures shock absorbers, struts, exhaust systems and suspension modules for countries including Venezuela, Colombia, Chile, Bolivia, Peru and Ecuador.

“We are pleased to announce these two divestitures, which represent important steps toward achieving our long-term strategic objective to focus on supplying the commercial vehicle on- and off-highway markets for both original equipment manufacturers and aftermarket customers,” said Chip McClure, chairman, CEO and president. “Our joint venture partners are strong companies and I am confident that they will focus on growing these businesses. We continue to concentrate on divesting the light vehicle Chassis business, and we are pleased with the high level of interest we are continuing to see from potential buyers in the remaining segments of that business.”

About ArvinMeritor

ArvinMeritor, Inc. is a premier global supplier of a broad range of integrated systems, modules and components to the motor vehicle industry. The company marks its centennial anniversary in 2009, celebrating a long history of 'forward thinking.' The company serves commercial truck, trailer and specialty original equipment manufacturers and certain aftermarkets, and light vehicle manufacturers. ArvinMeritor common stock is traded on the New York Stock Exchange under the ticker symbol ARM. For more information, visit the company's Web site at: http://www.arvinmeritor.com/.

Forward-Looking Statements

This press release contains statements that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "estimate," "should," "are likely to be," "will" and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to global economic and market cycles and conditions, including the recent global economic crisis; whether our liquidity will continue to be affected by declining vehicle production volumes in the future; the financial condition of the company's suppliers and customers, including bankruptcies and potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; the ability of the company to continue to comply with covenants in its financing agreements; the ability of the company to access capital markets; credit ratings of the company's debt; the demand for commercial, specialty and light vehicles for which the company supplies products; timing and certainty as to completion and terms of any dispositions of the Body Systems and Chassis businesses of ArvinMeritor's LVS business; risks inherent in operating abroad (including foreign currency exchange rates and potential disruption of production and supply due to terrorist attacks or acts of aggression); availability and sharply rising cost of raw materials, including steel and oil; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; reliance on major OEM customers; labor relations of the company, its suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; potential difficulties competing with companies that have avoided their existing contracts in bankruptcy and reorganization proceedings; successful integration of acquired or merged businesses; the ability to achieve the expected annual savings and synergies from past and future business combinations and the ability to achieve the expected benefits of restructuring actions; success and timing of potential divestitures; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of the company's debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; the outcome of actual and potential product liability and warranty and recall claims; rising costs of pension and other post-retirement benefits and possible changes in pension and other accounting rules; as well as other risks and uncertainties, including but not limited to those detailed from time to time in filings of the company with the SEC. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.